Exhibit 99.2

This communication has been sent to everyone at WBD.

Team,

The Board of Directors of Warner Bros. Discovery (WBD) approved a transaction under which Warner Bros. will be acquired by Netflix, subject to regulatory approvals and closing conditions, including the completion of the separation of Discovery Global from WBD.

As part of the structure, the Global Networks business will form a new standalone company, Discovery Global, with Gunnar Wiedenfels to serve as CEO once the new company separates from WBD, now expected to be completed in Q3 2026.

This decision reflects the realities of an industry undergoing generational change - in how stories are financed, produced, distributed, and discovered - and recognizes the strong, transformed company we are today, the significant value we have created, and the resilience and attractiveness that now position us in a rapidly evolving marketplace. Over the past several months, the Board evaluated a full set of strategic paths. Their conclusion is that this structure - Warner Bros. joining Netflix, and Discovery Global becoming a focused standalone company - provides the strongest long-term foundation for both sets of businesses.

As outlined in the announcement, the proposed combination of Warner Bros. and Netflix reflects complementary strengths, more choice and value for consumers, a stronger entertainment industry, increased opportunity for creative talent, and long-term value creation for shareholders.

I know this announcement creates many questions about what’s next. For some, it brings clarity about direction. For others, it raises questions about what this means for their teams and their work. All of those reactions are understandable. A transaction of this nature naturally creates uncertainty, and not all answers will be available immediately. Some will be clarified in the coming days and weeks; others depend on regulatory processes and on work that cannot begin until separation or closing.

People across WBD have navigated extraordinary change over the last three years, while building a company with real creative, journalistic, and commercial strength. That deserves to be acknowledged plainly.

What we can say now, based on the direction set out today, is that this structure provides a clearer path forward for Warner Bros. within Netflix, and for Discovery Global as a standalone company. For both, the goal is to position their creative work, talent, and brands to navigate a market that is constantly evolving and increasingly global.

What happens now

Later today, we will hold a Global Town Hall to walk through what we know and what is still to be determined. Calendar invites will follow shortly after this email.

Business Unit leaders will hold discussions specific to their areas in the coming days, so you can hear directly from your leader.

Managers will also come together early next week so they have the context and support they need to guide their teams through the early stages of this transition.

What happens next

The path toward a separation of WBD into Warner Bros. and Discovery Global will shift. We will redirect work tied to the earlier, planned two-company operating model and focus instead on the steps required to enable this transaction.

In the coming days, we will establish an Integration Office, which will coordinate all planning with Netflix, consistent with regulatory requirements. Until the transaction closes, WBD and Netflix remain separate companies. It may be tempting to reach out directly to counterparts or former colleagues at Netflix, but it is essential that all interactions are managed through this office to ensure we meet every legal and regulatory obligation.

What this means for you

We also recognize that many people are looking for more clarity about what to focus on, how to prioritize work, and what this means for their teams. Those details will become clearer over the next several weeks, as we move toward our 2026 goal-setting and operating plan alignment processes.

As part of that, you will hear guidance from your Business Unit and functional leaders early in the new year, with expectations and priorities anchored to what we know at that point in the regulatory process.

In the meantime, please continue to focus on the work needed to wrap up 2025, support year-end deliverables, and take the opportunity to rest and recharge over the holidays.

We will continue to communicate regularly, and new information will be shared in One Insider and on the One website. And we will see you later today at the Global Town Hall.

As we move through this next chapter, our aim is simple: handle decisions with care, communicate clearly about what we know, and make sure people have the information and support they need at each step.

I know moments like this carry weight. And they can also mark the beginning of new possibilities. The work you bring to this company - and the way you have shown up for one another - has built something that others clearly see value in. That matters. And while I cannot predict every step ahead, I am confident in the strength of our brands, in the talent of our teams, and in the stories, journalism, and experiences we will continue to bring to audiences around the world.

David

Important Information about the Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction between WBD and Netflix (the “proposed transaction”). In connection with the proposed transaction, Netflix intends to file a registration statement on Form S-4, containing a proxy statement/prospectus, with the SEC and WBD intends to file a proxy statement with the SEC. WBD also intends to file a registration statement for a newly formed subsidiary (“Discovery Global”), which is contemplated to own certain assets and businesses of WBD not being acquired by Netflix in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENTS, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN

IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statements and proxy statement/prospectus (when available) as well as other filings containing information about WBD and Netflix, without charge, at the SEC’s website, https://www.sec.gov. Free copies of the registration statements and proxy statement/prospectus, once available, and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of documents filed with the SEC by WBD will be made available on WBD’s investor relations website at https://ir.wbd.com. Free copies of documents filed with the SEC by Netflix will be made available on Netflix’s investor relations website at https://ir.netflix.net.

Participants in the Solicitation

WBD and Netflix and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of WBD is set forth in its Annual Report on Form 10-K for the year ended December 31, 2024, under the heading “Executive Officers of Warner Bros. Discovery, Inc.,” and its definitive proxy statement filed with the SEC on April 23, 2025, under the heading “Proposal 1: Election of Directors.” Information about the directors and executive officers of Netflix is set forth in its definitive proxy statement filed with the SEC on April 17, 2025, under the headings “Our Board of Directors” and “Our Company Executive Officers.” Investors may obtain additional information regarding the interests of such participants by reading the registration statements, proxy statement/prospectus and other relevant materials regarding the proposed transaction when they become available.

Forward-Looking Statements

Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction between WBD and Netflix constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the proposed transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of WBD and Netflix and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the completion of the proposed transaction may not occur on the anticipated terms and timing or at all, (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction, (3) the risk that WBD stockholders may not approve the proposed transaction, (4) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, (5) risks that any of the closing conditions to the proposed transaction may not be satisfied in a timely manner, (6) the final allocation of indebtedness between WBD and Discovery Global in connection with the Separation and the Distribution could cause a reduction to the consideration for the proposed transaction, (7) risks related to potential litigation brought in connection with the proposed transaction, (8) the risk that the integration of the businesses will be more difficult, time consuming or costly than expected, (9) risks related to financial community and rating agency perceptions of each of WBD and Netflix and its business, operations, financial condition and the industry in which it operates, (10) risks related to disruption of management time from ongoing business operations due to the proposed transaction, (11) failure to realize the benefits expected from the proposed transaction, (12) effects of the announcement, pendency or completion of the proposed transaction on the ability of WBD or Netflix to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally, (13) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (14) negative effects of the announcement or the consummation of the proposed transaction on the market price of WBD and/or Netflix common stock, (15) risks relating to the value of the shares of Netflix common stock to be issued in the proposed transaction and uncertainty as to the long-term value of Netflix common stock, (16) the potential impact of unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of Netflix’s operations after the consummation of the proposed transaction and on the other conditions to the completion of the proposed transaction, (17) risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction, (18) the risk that Discovery Global, as a new company that currently has no credit rating, will not have access to the capital markets on acceptable terms, (19) the risk that Discovery Global may be unable to achieve some or all of the benefits that WBD expects Discovery Global to achieve as an independent, publicly-traded company, (20) the risk that Discovery Global may be more susceptible to market fluctuations and other adverse events than it would have otherwise been while still a part of WBD, (21) the risk that Discovery Global will incur significant indebtedness in connection with the Separation and the Distribution, and the degree to which it will be leveraged following completion of the Separation and the Distribution may materially and adversely affect its business, financial condition and results of operations, (22) the ability to obtain or consummate financing or refinancing related to the proposed transaction or the Separation and the Distribution upon acceptable terms or at all and (23) management’s response to any of the aforementioned factors. Discussions of additional risks and uncertainties are contained in WBD’s and Netflix’s filings with the SEC and will be contained in the Form S-4, containing a proxy statement/prospectus, to be filed by Netflix in connection with the proposed transaction and the registration statement to be filed by Discovery Global in connection with the Separation and the Distribution. Neither WBD nor Netflix is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.